                                                                   EXHIBIT 10.32

                                                                   EXHIBIT I

                  AMENDED AND RESTATED DEMAND PROMISSORY NOTE
                  -------------------------------------------


$ 20,000,000                                  New York, New York
                                             as of December 31, 1998

     FOR VALUE RECEIVED, Mtel Latin America, Inc., a Delaware corporation (the "Borrower"), DOES HEREBY PROMISE TO PAY to the order of CREDIT LYONNAIS NEW YORK BRANCH (the "Lender") at its office at 1301 Avenue of the Americas, New York, New York 10019, or such other place as the holder hereof may designate in writing, in lawful money of the United States of America in immediately available funds, ON DEMAND (or if no demand has been made, then on a date determined pursuant to Section 3 below), the principal amount of twenty million United States Dollars ($20,000,000), or the principal balance outstanding hereunder pursuant to the terms of a certain Letter Agreement referred to below, and on each Interest Payment Date (as hereinafter defined) interest from the date of first disbursement hereunder on the balance of principal remaining from time to time outstanding at the rate ("Interest Rate") defined in this Note.

1.   Definitions.  For the purposes hereof, the following terms shall have the
     -----------
meanings accorded to them therein:

  "Alternate Base Rate" shall mean for any day, a rate per annum (rounded
   -------------------
upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% or (c) the Base CD Rate in effect for such day plus 1%. For purposes hereof, "Prime Rate"
                                                                    ----------
shall mean the rate of interest per annum announced by the Lender from time to time as its stated rate. For purposes of this Note, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is effective. "Federal Funds Effective Rate" shall
                                         ----------------------------
mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it. "Base CD Rate" shall mean the sum of (a)
                                      ------------
the product of (i) the Average Weekly Three-Month Secondary CD Rate times (ii) Statutory Reserves and (b) the Assessment Rate. "Average Weekly Three-Month
                                                  --------------------------
Secondary CD Rate" shall mean the three-month secondary certificate of deposit
-----------------
("CD") rate for the most recent weekly period covered therein in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" released in the week during which occurs the day for which the CD rate is being determined. The CD rate so reported shall be in effect, for the purposes of this definition, for each day of the week in which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve for any week, such average rate shall be determined by the Lender on the basis of quotations received by it from three New York City negotiable certificate of deposit dealers of recognized standing on the first Business Day of the week succeeding such week for which such rate information is not published. "Statutory Reserves" shall mean a fraction
                               ------------------
(expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate rates (expressed as a decimal) of (A) basic and supplemental reserve requirements in effect on the date of ef fectiveness of such Average Weekly Three-Month Secondary CD Rate, as set forth above under Regulation D of the Board of Governors of the Federal Reserve System applicable to certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D) and (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank". If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or Federal Funds Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Lender to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Average Weekly Three-Month Secondary CD Rate shall be effective on the effective date of such change in the CD Rate. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

"Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in
 ------------------------
accordance with this Note.

"Basis Point" shall mean 1/100th of 1%.
 -----------

"Business Day" shall mean any day other than a Saturday, Sunday or other day on
 ------------
which banks in the State of New York are permitted to close; provided, however,
                                                             --------  -------
that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

"Capital Expenditures" shall mean, with respect to any Person for any period,
 --------------------
the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets).

"Capital Lease" shall mean, as applied to any Person, any lease of any property
 -------------
(whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

"Eurodollar Loan" shall mean a loan based on the LIBO Rate in accordance with
 ---------------
this Note.

"Event of Default" shall having the meaning given such term in Section 12
 ----------------
hereof.

"Governmental Authority" shall mean any federal, state, municipal or other
 ----------------------
governmental department, commission, board, bureau, agency or instrumentality, or any court or arbitrator, in each case whether of the United States or a foreign jurisdiction.

"Indebtedness" shall mean, at any time and with respect to any Person, (i)
 ------------
indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting accrued expenses and trade payables (payable within 90 days) arising in the ordinary course of business);
(ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under capital leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any claim or litigation and (v) indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

"Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an
 ---------------------
Interest Period of one, two or three months, the last day of such Interest Period, and (ii) with respect to any Alternate Base Rate Loan, the last Business Day of each March and June, commencing on the last Business Day of March 1999.

"Interest Period" shall mean as to any Eurodollar Loan, the period commencing on
 ---------------
the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter as the Borrower may elect; provided, however, that (i) if any
                                      --------  -------
Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period may be selected which would end later than the Outside Maturity Date.

"LIBO Rate" shall mean, with respect to any Interest Period for a Eurodollar
 ---------
Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Lender's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Lender in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Lender, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or
 ----
charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar law of any jurisdiction).

"Loans" shall be loans to the Borrower on any Business Day and from time to time
 -----
on or after the date hereof and prior to the Maturity Date, whether by demand or otherwise, in an aggregate principal amount at any one time outstanding for the Lender which will not exceed U$20,000,000.

"Margin" shall mean in the case of Alternate Base Rate Loans, 5.00% per annum
 ------
and, in the case of Eurodollar Loans, 6.00% per annum, increasing in each case by 50 Basis Points on June 30, 1999 and September 30, 1999.

"Material Adverse Effect" shall mean any event or condition that (a) has a
 -----------------------
material adverse effect on the business, assets, properties, operations, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Consolidated Subsidiaries taken as a whole, (b) materially impairs the ability of the Borrower, to perform any of its respective obligations under this Note or any Loan Document, or (c) materially impairs the validity or enforceability of, or materially impairs the rights or remedies available to the Lender under, this Note or any Loan Document; provided, however, that any event
                                              --------  -------
or condition will be deemed to have a "Material Adverse Effect", if such event or condition when taken together with all other events or conditions occurring or in existence at such time with respect to the Borrower or any of its Subsidiaries (including all other events and conditions which, but for the fact that any representation or warranty contained herein is subject to a "Material Adverse Effect" exception, would cause such representation or warranty to be untrue) would result in a

"Material Adverse Effect", even though, individually, such event or condition would not do so.

"Net Cash Proceeds" shall mean cash payments received (including any cash
 -----------------
payments received by way of repayment of intercompany Indebtedness, special dividend or deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any sale, lease, transfer or other disposition or issuance of Indebtedness, equity securities or other ownership interests of the Borrower, a Subsidiary of the Borrower or a Joint Venture or any property or other assets of the Borrower or a Subsidiary of the Borrower in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, (B) any taxes payable and reasonably estimated income taxes as a consequence of such sale, lease, transfer or other disposition and (C) all distributions and other payments made to holders of interests in the Borrower, Subsidiary or Joint Venture owned by Persons other than the Borrower as a result of such sale, lease, transfer or other disposition.


"Outside Maturity Date" shall be December 31, 1999.
 ---------------------

"Permitted Encumbrances" shall mean Liens permitted under Section 11.2 hereof.
 ----------------------

"Person" shall mean any natural person, corporation, division of a corporation,
 ------
partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

"Pledged Joint Venture" shall mean Communicaciones Mtel S.A. de C.V.
 ---------------------

"Pledged Subsidiary" shall mean Mtel Argentina Radiomensaje S.A., Mtel Colombia
 ------------------
S.A., and Telecommunicaciones SkyTel S.A.

"Subsidiary" shall mean, with respect to any Person, (i) any corporation
 ----------
(whether now existing or hereafter organized) of which at least a majority of the voting stock having ordinary voting power for the election of directors is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person and (ii) any partnership, joint venture, association or other business entity (whether now existing or hereafter organized) of which more than 50% of the equity interest is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person.

2.   Demand Note.
     ------------

This Amended and Restated Demand Note (this "Note") is the Demand Note referred to in that certain Amended and Restated Letter Agreement of even date between the Borrower and the Lender (the "Letter Agreement") to which reference is hereby made for the terms and provisions thereof and for additional rights and limitations of such rights of the Borrower and Lender thereunder. The payment of this Note is also secured by other documents, including (i) the pledge agreements executed by the Borrower to pledge to the Lender its shares of each of its Pledged Subsidiaries and Pledged Joint Ventures, (ii) the Letter Agreement, and (iii) said other documents whether now or hereafter executed and delivered to the Lender, together herein referred to as the "Loan Documents". All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents which are to be kept and performed by the Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

3.   Maturity Date.
     --------------

The final payment of interest and all principal under this Note, if not sooner paid, shall be paid the earlier of (i) ON DEMAND, (ii) January 29, 1999 if (a) Newbridge Partners, LLP (or some other investor satisfactory to the Lender) has not funded a minimum of $10 million for the purchase of the Borrower's PIK preferred securities, (b) a warrant agreement in form and substance satisfactory to the Lender has not been executed or (c) the Borrower has not established a segregated account at the Lender for the payments to be made under Section 7(c) of this Note, or (iii) at the Outside Maturity Date.

4.   Interest.
     ---------

(a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Margin applicable to Eurodollar Loans as in effect from time to time. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the date of any prepayment thereof, at the Maturity Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Lender shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

(b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Margin applicable to Alternate Base Rate Loans. Interest shall be pay able on each Alternate Base Rate Loan on each applicable Interest Payment Date, on the date of any prepayment thereof and at the Maturity Date.

(c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or if applicable, converted to a Loan of a different type.

5.   Default Interest.
     -----------------

From and after (i) the occurrence of any failure of the Borrower to pay principal, interest, or both when due hereunder, or under the Letter Agreement, or (ii) any default or Event of Default hereunder or under any of the Loan Document, or (iii) the Maturity Date, whether by demand or otherwise, interest shall accrue on the amount of principal due and outstanding hereunder at the following rates per annum: (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 3% in excess of the LIBO Rate plus the Margin otherwise then in effect and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 3% in excess of the Alternate Base Rate plus the Margin otherwise then in effect.

6.   Continuation and Conversion of Loans.
     ------------------------------------

The Borrower shall have the right, at any time, to convert any Loan or portion thereof to a successive Loan of a different interest rate type or to continue any Eurodollar Loan for a successive Interest Period, subject to the following:

(a) the Borrower shall give the Lender prior notice of each continuation or conversion hereunder, of at least three (3) Business Days for continuation as, or conversion to, a Eurodollar Loan and one (1) Business Day for conversion to an Alternate Base Rate Loan; such notice shall be irrevocable and to be effective, must be received by the Lender no later than 11:00 a.m., New York City time on the day required;

(b) no Alternate Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to the Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods commencing or ending on different dates shall be counted as different Loans);

(c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be $1,000,000 or such greater amount which is an integral multiple of $500,000;

(d) accrued interest on a Eurodollar Loan (or portion thereof) being converted to an Alternate Base Rate Loan shall be paid by the Borrower at the time of conversion;

(e) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of continuation or conversion;

(f) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 8 hereunder shall be paid upon such conversion; and

(g) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period.

7.   Mandatory Termination or Reduction of Commitments; Prepayment of Loans.
     -----------------------------------------------------------------------

(a) The total commitment shall be automatically and permanently reduced by an amount equal to one hundred percent (100%) of the Net Cash Proceeds from the issuance by the Borrower of any equity securities or additional Indebtedness, except for the PIK preferred securities to be subscribed by Newbridge Partners, LLP, or such other investors satisfactory to the Lender in its discretion, which proceeds will be used within 29 days of the date hereof to reduce the outstanding Loans. Any reduction of the total commitment pursuant to this Section 7(a) shall occur substantially simultaneously with the receipt by the Borrower of such proceeds.

(b) The total commitment shall be automatically and permanently reduced by an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any asset sale permitted hereunder or otherwise consented to by the Lender, except for the first $1 million of Net Cash Proceeds which will be used to reduce the outstanding Loans but not reduce total commitment. Any reduction in the total commitment pursuant to this Section 7(b) shall occur substantially simultaneously with the receipt by the Borrower of the applicable Net Cash Proceeds.

(c) Any and all distributions, interest, management fees or similar fees paid in cash with respect to the shares of the Pledged Joint Venture or the issuer thereof will be paid directly to a segregated account maintained by the Borrower at the Lender. So long as the Loans have not matured, either by demand or otherwise, the Borrower shall have free access to said segregated account.

8.   Reimbursement of Lender.
     ------------------------

The Borrower shall reimburse the Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment or conversion (for any reason) of any Eurodollar Loan required or permitted under this Note, if such Loan is prepaid or converted other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice under Section 6 (a) in respect of Eurodollar Loans, such Loan is not made on the first day of the Interest Period specified in such notice for any reason other than (I) a suspension or limitation of the right of the Borrower to select a Eurodollar Loan or (II) a breach by the Lender of its obligation hereunder. Such loss shall be the amount as reasonably determined by the Lender as the excess, if any, of (A) the amount of interest which would have accrued to the Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to this Note, excluding the Margin, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by the Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan so continued or converted during the period referred to above. The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by the Lender, which certificates shall be conclusive absent manifest error.

All payments on account of the indebtedness evidenced by this Note shall be applied first to the payment of all fees and expenses, including collections costs, and then to the payment of any fees or sums due to the Lender under any of the other Loan Documents, next toward payment of interest due on the unpaid principal balance hereof and the remainder, if any, to the principal due hereunder.


9.   Payment On Demand.
     ------------------

(a) IT IS HEREBY EXPRESSLY AGREED by the Borrower that time is of the essence hereof, and should any default be made by the Borrower in the payment of any amounts due and payable under the terms of this Note or any of the other Loan Documents or in the performance or observance of non-monetary obligations under the terms of any of the Loan Documents after the expiration of any applicable notice or grace period, then at the option of the Lender or the holder hereof, and without notice, the entire unpaid balance of said sums due by the Borrower hereunder or under the provisions of any of the other Loan Documents shall, without further notice to the Borrower, become due and payable within two days.

(b) NOTWITHSTANDING anything in this Note to the contrary, it is expressly understood and agreed by the Borrower that Lender, at any time and without reason may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference herein or in the Letter Agreement to a default or an Event of Default. It is expressly agreed by the Borrower that Lender may exercise its demand rights hereunder whether or not an Event of Default has occurred hereunder or under any of the other Loan Documents.

10.  Affirmative Covenants.
     ----------------------

The Borrower hereby covenants that so long as any amount shall remain outstanding under this Note, the Borrower will:

10.1 Financial Statements and Reports.
     --------------------------------

Deliver to the Lender:

(a) As soon as is practicable, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, (i) the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related statements of operations, changes in stockholders' investment and cash flows for, such year, and the comparable financial statements as at the end of, and for, the preceding fiscal year;

(b) As soon as is practicable, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited statements of operations, changes in stockholders' investment and cash flows for, such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the comparable financial statements as at the end of, and for, the corresponding periods in the preceding fiscal year;

(c) Within forty (40) days after the end of each month, a copy of the Monthly Operating Statement of the Borrower and its Consolidated Subsidiaries in a form mutually agreed upon by the Borrower and the Lender (a "Monthly Operating Statement");

(d)  Promptly upon any executive officer of the Borrower  obtaining knowledge
(i) of any default or (ii) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (c) of Article 12, a certificate of the president or Chief Financial Officer of the Borrower specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such default or claimed Event of Default and what action the Borrower have taken, are taking and propose to take with respect thereto;

(e)  Promptly upon any executive officer of the Borrower obtaining knowledge of
(i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower, any Subsidiary of the Borrower or any of their respective property or assets, including, without limitation, any such action, suit, proceeding, investigation or arbitration relating to any material paging license or concessions or any notice, oral or written, of the intention of any issuing agency to revoke, suspend, cancel, amend or not renew for any reason any material paging license or concession or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lender), which might reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly give notice thereof to the Lender and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lender to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this Section 10.1(e), the Borrower upon request shall promptly give to the Lender notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lender pursuant to clause (i) or (ii) above to the Lender and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lender to evaluate such matters;

(f) With reasonable promptness, such other information and data with respect to the Borrower or any Subsidiary of the Borrower or any Joint Venture as from time to time may be reasonably requested by the Lender.

10.2   Corporate Existence; Compliance with Statutes; Maintenance of
       -------------------------------------------------------------
Properties.
----------

(a) Do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its corporate existence, material rights, permits and franchises, including without limitation, the paging licenses and (ii) comply in all material respects with all provisions of applicable law, and all applicable restrictions imposed by, any Governmental Authority (including without limitation, all state laws and regulations).

(b) Keep its properties which are material to its business in good repair, working order and condition consistent with industry practice and, from time to time (i) make all appropriate repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times in all material respects with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder.

10.3   Taxes and Charges; Indebtedness in Ordinary Course of Business.
       --------------------------------------------------------------

(a) Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon the Borrower or any of its respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, the failure to make payment of which could have a Material Adverse Effect, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any of the property of the Borrower; provided, however, that
                                                        --------  -------
any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books proper reserves (the presentation of which is segregated to the extent required by
GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Borrower in accordance with GAAP; and provided, further, that the Borrower will
                                      --------  -------
pay all such taxes, assessments, levies, other governmental charges or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed). The Borrower will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations, except (i) any such indebtedness the validity or amount of which shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on their books proper reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Borrower in accordance with GAAP, provided, that the Borrower will pay all such indebtedness which, if unpaid,
--------
might result in a Lien on its properties or the property of any of its Subsidiaries, except Permitted Encumbrances and (ii) any such indebtedness the failure to make payment of which could not have a Material Adverse Effect.

(b) With reasonable promptness, such other information and data with respect to the Borrower or any Subsidiary of the Borrower or any Joint Venture as from time to time may be reasonably requested by the Lender.


10.4 Access to Books and Records; Examinations.
     -----------------------------------------

Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and provide each of the Lender and their designated representatives access to all such books and records and to any of its proper ties or assets during regular business hours and after reasonable notice, in order that the Lender may make such audits and examinations and make abstracts from such books, accounts, records and other related papers and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Lender may deem appropriate for the purpose of verifying the various reports delivered to the Lender pursuant to this Note or for otherwise ascertaining compliance with this Note.

10.5 Issuance of Warrants.
     --------------------

The Borrower shall execute a warrant agreement, in form and substance satisfactory to the Lender, by January 29, 1999, pursuant to which the Borrower will issue warrants to the Lender, or its designee, for up to 5% of the Borrower's currently issued and outstanding stock. When exercised, the warrant holders will receive shares of the Borrower's common stock. The warrants will vest in accordance with the following schedule, but only if this Note remains in effect at each such date:

          Date                      Percent Interest
          ----                      ----------------
          at the date hereof             2.0%
          6/30/99                        0.5%
          9/30/99                        0.5%
          12/31/99                       2.0%

If the Loans are prepaid in full, the commitments terminated, and this Note is terminated prior to December 31, 1999, warrants which have vested prior to such termination shall remain vested, however, warrants with a scheduled vesting date
                                 -------
after such termination shall automatically be canceled.

10.6 Capital Market Transactions.
     ---------------------------

(a) The Borrower will use commercially reasonable efforts to proceed with a capital markets transaction as soon as market conditions permit such an offering.

(b) The Borrower will use commercially reasonable efforts to afford the Lender and the Toronto-Dominion Bank ("TD") the opportunity to provide any new bank financing and will afford the securities affiliates of the Lender and TD the opportunity to act as exclusive underwriters/placement agents with a third institution of the Borrower's choice for any public offering or private placement of its debt, provided that the Lender, TD and the other underwriter/placement agent have equal standing and equal economics, and co-manager for any public offering or private placement of equity securities occurring within one year after the date hereof, provided, however, that neither
                                                 --------  -------
the Lender, TD nor their affiliates shall have any obligation to provide any such financing or to place any such securities.

11.  Negative Covenants.
     -------------------

The Borrower hereby covenants that so long as any amount shall remain outstanding under this Note, the Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

11.1  Limitation on Indebtedness.
      --------------------------

Incur, assume or suffer to exist any Indebtedness except:

(a)  Indebtedness hereunder;

(b) Indebtedness of the Borrower and any of the Borrower's Subsidiaries, which Indebtedness is in existence on the date hereof and listed on Schedule 1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms;

(c) purchase money Indebtedness (including Capital Leases) not exceeding $1,000,000 in aggregate and at any one time outstanding;

(d)  intercompany loans and advances from the Borrower to its Subsidiaries; and

(e) short-term local currency borrowings by the Borrower or Subsidiaries of the Borrower for working capital needs, on terms and conditions acceptable to the Lender, in an aggregate outstanding at any one time not to exceed an amount to be determined by the Lender.

11.2  Limitations on Liens.
      --------------------

Suffer any Lien on its property, except:

(a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and material men and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

(b) purchase money Liens granted in connection with the incurrence of Indebtedness permitted by Section 11.1(c), to the vendor or Person financing the acquisition of property, plant or equipment if (i) such Lien is limited to the specific assets acquired or, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Note;

(c) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or
(ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

(d) Liens securing the Indebtedness evidenced hereby or other Indebtedness owing to the Lender.

(e) rights of first offer or similar rights granted in connection with the equity interests of a Subsidiary or a Joint Venture.

11.3 Changes in Business.
     -------------------

Engage in any line of business other than (i) those lines of business in existence on the date hereof and (ii) other lines of business for the delivery of advanced messaging services, or other messaging products that are integrally related to such lines of business.

11.4 Limitations on Sale of Assets.
     -----------------------------

Enter into any transactions out of the ordinary course of business, whether in one transaction or a series of transactions, that wind up, liquidate or dissolve its affairs, or merge or consolidate, or sell or otherwise dispose of all or any part of its property or assets, or purchase, lease or otherwise acquire all or any part of the property or assets of any Person, or a majority of the capital stock of any Subsidiary, or agree to do or suffer any of the foregoing.

11.5 Dividends and other Restricted Payments.
     ---------------------------------------

Declare, make or incur any liability to make any cash distribution or cash dividend on account of shares of any class of stock of the Borrower or any Subsidiary of the Borrower now or hereafter outstanding.

11.6 Intercompany Investment.
     -----------------------

(a) Make capital contributions to non-consolidated operations/affiliates in excess of $550,000.

(b) To the maximum extent permitted by applicable law, any investment made by the Borrower in any of its Subsidiaries after the date hereof shall be made in the form of an intercompany loan or advance.

11.7 Limitations on Capital Expenditures.
     -----------------------------------

Make or incur any obligation to make Capital Expenditures (including obligations under Capital Leases) in the aggregate for the Borrower and its Subsidiaries in excess of $4,000,000.

11.8 Prohibition of Change in Control.
     ---------------------------------

Agree to, or permit any change of control provision in any contract or a material change in the management services agreement with SkyTel Communications, Inc. without the Lender's prior approval.

12.  Events of Default
     -----------------

     In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):
                                 -----------------

(a) any representation or warranty made by the Borrower in this Note or any representation and warranty made at any time after the date hereof by the Borrower in connection with this Note, or any statement or representation made at any time after the date hereof, in any report, financial statement, certificate or other document furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Lender under or in connection with this Note, shall prove to have been, or to be, taken together with all such other representations and warranties, false or misleading in any material respect when made or delivered; provided, however, that no Event of Default shall occur
                   --------  -------
hereunder based on the inaccuracy of any financial projections unless such financial projections were not prepared in good faith or when made, did not represent the reasonable, good faith opinion of the Borrower or Subsidiary of the Borrower of the most probable course of its business;

(b) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Note;

(c) default in payment shall be made with respect to any Indebtedness (other than the Indebtedness incurred by the Borrower hereunder) of the Borrower or any Subsidiary of the Borrower in an amount or amounts in excess of $2,000,000 in the aggregate, or any other default shall occur with respect to the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such other default is, or with the giving of notice or passage of time or both would be, to accelerate the maturity, of such Indebtedness or to permit the holder thereof (after giving effect to any applicable grace periods) to cause such Indebtedness to become due prior to its stated maturity, or any such Indebtedness shall not be paid when due, whether at the due date thereof or at acceleration thereof or otherwise, or any other circumstance shall arise (other than the mere passage of time) by reason of which the Borrower or any Subsidiary of the Borrower is required (prior to any scheduled redemption or repurchase) to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness;

(d) the Borrower or any Subsidiary of the Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any Subsidiary of the Borrower shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, administrative receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Subsidiary of the Borrower shall take any action to authorize any of the foregoing;

(e) any involuntary case, proceeding or other action against any the Borrower or any Subsidiary of the Borrower shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, administrative receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

(f) final judgment(s) for the payment of money in excess of $2,000,000, in the aggregate, shall be rendered in the aggregate, against the Borrower or any Subsidiary of the Borrower and within thirty (30) days from the entry of such judgment(s), it shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

(g)  a "change in management" shall occur; for purposes hereof, a "change in
                                                                   ---------
management" shall mean the failure of the then-current CEO of SkyTel
----------
Communications, Inc. to continue his/her services as the CEO of the Borrower for any reason, including, without limitation, termination of employment, death or disability (the term "disability" as used herein meaning an inability continuing for one hundred and eighty (180) consecutive days); or

(h)  SkyTel Communications, Inc. fails to guarantee the Borrower's obligation
(i) when the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 among SkyTel Corp., SkyTel Communications, Inc., the subsidiaries referred to therein, the Lender referred to therein, The Chase Manhattan Bank as Administrative Agent, Credit Lyonnais New York Branch as Documentation Agent and J.P. Morgan Securities, Inc. and CIBC, Inc. as Co-Syndication Agents (the "SkyTel Credit Agreement") is replaced or substantially amended or (ii) if and when SkyTel Communications, Inc. seeks a waiver or amendment under the SkyTel Credit Agreement to authorize SkyTel to repurchase any of its 13- 1/2% Senior Notes due 2002, in each case to the extent permitted by the indenture relating to such Notes.

13.  Remedies.
     ---------

The remedies of the Lender or the holder hereof as provided in this Note, the Letter Agreement, and any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower, or any other security at the sole discretion of the Lender or the holder hereof.

14.  Change in Circumstances.
     ------------------------

In the event that after the date hereof any change in any applicable law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any governmental authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

     (i) subject the Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of the Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Lender is incorporated, in which the Lender is located, managed or controlled or in which the Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of the Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

     (ii) except as expressly provided in (i) above, change the basis of taxation of any payment to the Lender of principal of, or any interest on, any Eurodollar Loan; or

     (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Lender with respect to any Eurodollar Loan; or

     (iv) except as expressly provided in (i) above, impose upon the Lender or the London Interbank Market any other condition with respect to any Eurodollar Loan or this Note;

and the result of any of the foregoing shall be to increase the actual cost to the Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Lender, or to require the Lender to make any payment in connection with any Eurodollar Loan, in each case by or in an amount which the Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Lender, such amounts as shall be necessary to compensate the Lender for such cost, reduction or payment.

15.  Waiver.
     ------

(a) The Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification, granted or consented to by the Lender or holder hereof.

(b) The Lender or any holder hereof shall not by any act or omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

16.  Assignments.
     -----------

In order to facilitate partial assignments of the indebtedness evidenced hereby, the Lender may exchange this Promissory Note for, and the Borrower will, upon request of the Lender, issue one or more promissory notes in an aggregate principal amount equal to the stated principal amount hereof and in the same form as this Note with such modifications as the Lender may reasonably request in order to reflect the fact of such assignment.

17.  Costs.
     -----

If at any time or times hereafter Lender or the holder of this Note employs counsel for advice with respect to this Note or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Note, or attempt to collect this Note from or to enforce this Note against the Borrower, then, in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall be an additional liability owing hereunder by the Borrower to Lender or the holder of this Note and shall be payable on demand and shall bear interest at the default interest rate set forth hereunder from the date of such demand.

18.  GOVERNING LAW.
     -------------

THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDING ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS OF THE STATE OF NEW YORK AND THE UNITED

STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS, AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE BORROWER AND LENDER EACH WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN
--------------------
ACCORDANCE WITH THIS PROVISION. THE BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Note has been executed as of the day and year first above written.

                              MTEL LATIN AMERICA, INC.

                              By: _______________________
                                  Name:
                                  Title:



AGREED AND CONSENTED TO:

CREDIT LYONNAIS NEW YORK BRANCH

By:________________________
   Name:
   Title:

                                   Schedule 1
                       [to be completed by the Borrower]

                                       22